EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2006, relating to the financial statements of Creative Vistas, Inc., as of December 31, 2005. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Stark Winter Schenkein & Co., LLP Denver, Colorado October 6, 2006